Exhibit 3.1(xx)

CERTIFICATE OF FORMATION

OF

US XCHANGE OF MICHIGAN, L.L.C.

1.           The name of the limited liability company is US XCHANGE OF MICHIGAN, L.L.C..

2.           The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of US XCHANGE OF MICHIGAN, L.L.C. this 29th day of May, 1996.

/s/ David J. Easter
David J. Easter
Authorized Person

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 1S-21i(a)

1	The name of the Limited Liability Company is: US Xchange of Michigan, L.L.C.

2.

That a certificate of Formation was filed by the Secretary of State of Delaware on June 2, 1997, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:
The signature block reads David J. Easter, Authorized Person

4.	The Certificate is hereby corrected to read as follows:
The signature block is hereby corrected to read as follows: US Xchange, L.L.C., a Michigan limited liability company, By David J. Easter, Vice-President

US XCHANGE OF MICHIGAN, L.L.C.

By:	US Xchange, L.L.C., a
Michigan limited liability
Company, its sole member

By:	/s/ Richard Postma

Authorized Person

By:	Richard Postma, Member

Print or Type

Certificate of Amendment to Certificate of Formation

Of

US XCHANGE OF MICHIGAN, L.L.C.

It is hereby certified that:

1.             The name of the limited liability company (hereinafter called the “limited liability company”) is:

US XCHANGE OF MICHIGAN, L.L.C.

2.             The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on 8/16, 2002

/s/ Kim Robert Scovill
Name: Kim Robert Scovill
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

US Xchange of Michigan, L.L.C.

US Xchange of Michigan, L.L.C. (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1.           The name of the limited liability company is US Xchange of Michigan, L.L.C.

2.           The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on June 30, 2006.

/s/ James P. Prenetta, Jr.
James P. Prenetta Jr., Authorized Person